UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2017

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2017, the Compensation Committee of the Board of Directors, or the Compensation Committee, of VIVUS, Inc., or the Company, met to conduct its annual review of the compensation of the Company’s employees, including its named executive officers, or the Annual Compensation Meeting.

Cash Bonus Payments and Stock Option Awards for Named Executive Officers and Restricted Stock Unit Award for Named Executive Officer

At the Annual Compensation Meeting, the Compensation Committee authorized and approved cash bonus payments pursuant to the Company’s employee annual discretionary performance incentive plan for fiscal year 2016 adopted on the same date, or the Annual Bonus Plan, and stock option awards under the Company’s 2010 Equity Incentive Plan to certain of the Company’s employees, including named executive officers Seth H. Z. Fischer, Chief Executive Officer, Mark K. Oki, Chief Financial Officer and Chief Accounting Officer, John L. Slebir, Senior Vice President, Business Development and General Counsel and Secretary, and Santosh T. Varghese, M.D., Chief Medical Officer. Also, at the Annual Compensation Meeting, the Compensation Committee authorized and approved a restricted stock unit award under the Company’s 2010 Equity Incentive Plan to Mr. Fischer. The following table sets forth the specific cash bonus payments under the Annual Bonus Plan and stock option awards authorized and approved for each of Messrs. Fischer, Oki and Slebir and Dr. Varghese, as well as the restricted stock unit award for Mr. Fischer:

Named Executive Officers (1)	Cash Bonus Payments	Stock Option Awards (2)	Restricted Stock Unit Award (3)
Seth H. Z. Fischer	$501,552	1,000,000	150,000
Mark K. Oki	$126,000	385,000	—
John L. Slebir	$203,760	437,500	—
Santosh T. Varghese, M.D.	$146,736	385,000	—

(1)               These individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on October 5, 2016.

(2)               The shares of common stock subject to each stock option will vest and become exercisable over four (4) years as follows: one-fourth (1/4th) of the total number of shares subject to the option will vest and become exercisable on the one (1) year anniversary of the date of grant and an additional one forty-eighth (1/48th) of the total number of shares subject to the option will vest and become exercisable each full month thereafter, subject to each such individual continuing to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan) on the relevant vesting dates.  Each stock option has an exercise price equal to the closing price reported by the NASDAQ Global Select Market on the date of grant ($1.12 per share), a 7-year term from the date of grant and an exercise period equal to 12 months from the date each such individual ceases to be a Service Provider.

(3)               The restricted stock unit award will vest pursuant to the following four (4) year schedule commencing on January 27, 2017: one-fourth (1/4th) of the restricted stock unit award will vest on January 27, 2018 and an additional one-sixteenth (1/16th) of the restricted stock unit award will vest at the end of each quarter thereafter (i.e., April 27th, July 27th, October 27th and January 27th), subject to such individual continuing to be a Service Provider on the relevant vesting dates.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses under the Annual Bonus Plan for each of the named executive officers.  Bonuses were calculated using a formula that includes: (a) the individual’s base salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Compensation Committee determined appropriate given the performance of the Company and the individual’s contribution to the Company’s overall performance, including the achievement of various corporate objectives.

Increases to Base Salary Compensation for Named Executive Officers

At the Annual Compensation Meeting, the Compensation Committee conducted its annual review of the base salaries of the Company’s officers and employees, including its named executive officers.  The review of Mr. Fischer’s base salary was also conducted pursuant to the terms of the Employment Agreement dated September 3, 2013 by and between the Company and Mr. Fischer.  The following table sets forth the 2017 base salaries authorized and approved for each of Messrs. Fischer, Oki and Slebir and Dr. Varghese:

Named Executive Officers (1)	2016 Base Salary	2017 Base Salary (2)
Seth H. Z. Fischer	$696,600	$721,000
Mark K. Oki	$350,000	$362,250
John L. Slebir	$452,800	$468,650
Santosh T. Varghese, M.D.	$407,600	$421,900

(1)                                 These individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on October 5, 2016.

(2)                                 The 2017 base salaries are effective retroactively to January 1, 2017.

Other Compensation for Named Executive Officers

As previously disclosed, the Company’s Chief Executive Officer, Senior Vice Presidents (or equivalent pay grade) and Vice Presidents (or equivalent pay grade) are eligible to receive annual cash payments for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with such eligibility being up to 80%, 50% and 40%, respectively, of such named executive officers’ base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date:  January 31, 2017